EXHIBIT  10.4

                      THIRD AMENDMENT TO LOAN AGREEMENT


THIS THIRD AMENDMENT TO LOAN AGREEMENT (hereinafter called this "Amendment") is entered into as of June 28,1996, between Pizza Inn, Inc., a Missouri corporation (the "Borrower") and Wells Fargo Bank (Texas), National Association, formerly First Interstate Bank of Texas, N.A. (the "Bank").


                             W I T N E S S E T H:


WHEREAS, the Borrower, The Provident Bank ("Provident") and First Interstate Bank of Texas, N.A. ("First Interstate"), for itself as a "Bank", and as agent for itself and Provident, entered into a Loan Agreement dated as of December 1, 1994 (hereinafter called the "Original Agreement"), whereby, upon the terms and conditions therein stated, the Bank agreed to make available to the Borrower a credit facility upon the terms and conditions set forth in the Agreement; and

WHEREAS, the Borrower, Provident and First Interstate, for itself as a "Bank", and as Agent for itself and Provident, entered into a First Amendment to Loan Agreement, dated as of April 28, 1995 (the "First Amendment"); and

WHEREAS, Provident has transferred and assigned all of its right, title and interest in and to the Agreement to First Interstate, such that First Interstate is the sole remaining "Bank" as defined in the Agreement; and

WHEREAS, the Borrower and First Interstate, for itself as a "Bank", and as Agent for itself and any other Banks, entered into a Second Amendment to Loan Agreement, dated as of November 30, 1995 (the "Second Amendment") (the Original Agreement, as amended by the First Amendment and the Second Amendment is hereinafter referred to as the "Agreement"); and

WHEREAS, the Borrower and the Bank have agreed to certain amendments to the Agreement;

WHEREAS,    pursuant  to the Agreement, Barko Realty, Inc., R-Check, Inc.
and Pizza Inn of Delaware, Inc. (collectively, the "Guarantors"), executed that certain Guaranty Agreement dated as of December 1, 1994, pursuant to which the Guarantors guaranteed the payment and performance of the "Obligations", as defined in the Agreement;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties to this Amendment hereby agree as follows:

     SECTION 1. Terms Defined in Agreement. As used in this Amendment, except as may otherwise be provided herein, all capitalized terms which are defined in the Agreement shall have the same meaning herein as therein, all of such terms and their definitions being incorporated herein by reference.

     SECTION 2. Amendments to Agreement. Subject to the conditions precedent set forth in Section 3 hereof, the Agreement is hereby amended as follows:

     (a) Section 1.1 of the Agreement is hereby amended by deleting from such section the definition of "Consolidated Free Cash Flow" in its entirety and by substituting the following lieu thereof:

"Consolidated Free Cash Flow" means, for any period, the aggregate net income (or net loss) of the Borrower and the Subsidiaries on a consolidated basis calculated before federal income taxes, depreciation and amortization but after deducting Capital Expenditures, any Federal income taxes paid or payable in cash by the Borrower and any extraordinary gains of the Borrower during the period in question; provided, however, that for the purposes of determining the Eurodollar Rate Margin only, the amount of any extraordinary losses during the period in question shall be added thereto.

     (b) Section 1.1 of the Agreement is further amended by deleting from such section the definition of "Funded Debt Ratio" in its entirety and by substituting the following lieu thereof:

"Funded  Debt  Ratio"  means, at any time, the quotient determined by dividing
(a) the sum of all Debt and Capital Lease Obligations by (b) the Consolidated Free Cash Flow less the amount of any purchases by Borrower of its common stock in excess of $800,000 during the preceding twelve (12) calendar months.

     (c)  Section  10.1  of  the  Agreement is hereby amended by deleting such section  in  its  entirety  and  by  substituting  the following lieu thereof:

Section 10.1 Debt. The Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, or permit to exist, any Debt, except:
(a)          Debt  to  the  Banks  pursuant  to  the  Loan  Documents;

(b) Existing Debt described on Schedule 3 hereto and any renewal or extension thereof which does not increase the outstanding amount thereof;

(c) Debt of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or another Subsidiary; and

(d) Capital Lease Obligations and or purchase money Debt for purchases of equipment in the ordinary course of business not exceeding $1,600,000 in the aggregate at any one time.

     (d)  Section  11.2  of  the  Agreement is hereby amended by deleting such section  in  its  entirety  and  by  substituting  the following lieu thereof:

Section 11.2 Consolidated Net Worth. The Borrower will at all times maintain Consolidated Net Worth in an amount not less than the sum of (a) Seven Million Dollars ($7,000,000), and (b) fifty percent (50%) of the cumulative total of all Consolidated Net Income earned in each successive fiscal quarter, without deduction for any net loss incurred in any fiscal quarter.

     (e)  Section  11.6  of  the  Agreement is hereby amended by deleting such section  in  its  entirety  and  by  substituting  the following lieu thereof:

Section 11.6 Funded Debt Ratio. From July, 1996, to and including November 1996, the Borrower will at all times maintain a Funded Debt Ratio of not greater than 4.00 to 1.00. From and after December, 1996, the Borrower will at all times maintain a Funded Debt Ratio of not greater than 3.50 to 1.00.

     (f)  Section  11.7  of  the  Agreement is hereby amended by deleting such section  in  its  entirety  and  by  substituting  the following lieu thereof:

Section 11.7 Fixed Charge Coverage Ratio. The Borrower will at all times maintain a Fixed Charge Coverage Ratio of not less than 1.80 to 1.00.

     SECTION  3.  Conditions  of  Effectiveness.

     (a) The Bank has relied upon the representations and warranties contained in this Amendment in agreeing to the amendments to the Agreement set forth herein and the amendments to the Agreement set forth herein are conditioned upon and subject to the accuracy of each and every representation and warranty of the Borrower made or referred to herein, and performance by the Borrower of its obligations to be performed under the Agreement on or before the date of this Amendment (except to the extent amended herein).

     (b) The amendments to the Agreement set forth herein are further conditioned upon receipt by the Bank of certificates of the Secretary or Assistant Secretary of the Borrower setting forth resolutions of its Board of Directors in form and substance reasonably satisfactory to the Bank with respect to this Amendment.

     SECTION 4. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Bank, with full knowledge that the Bank is relying on the following representations and warranties in executing this Amendment, as follows:

     (a) The Borrower has corporate power and authority to execute, deliver and perform this Amendment, and all corporate action on the part of the Borrower requisite for the due execution, delivery and performance of this Amendment has been duly and effectively taken.

     (b) The Agreement as amended by this Amendment and the Loan Documents and each and every other document executed and delivered in connection with this Amendment to which the Borrower or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Borrower and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms.

     (c) This Amendment does not and will not violate any provisions of the articles or certificate of incorporation or bylaws of the Borrower, or any contract, agreement, instrument or requirement of any Governmental Authority to which the Borrower is subject. The Borrower's execution of this Amendment will not result in the creation or imposition of any lien upon any properties of the Borrower, other than those permitted by the Agreement and this Amendment.

     (d) The Borrower's execution, delivery and performance of this Amendment do not require the consent or approval of any other Person, including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of the United States of America or any state thereof.

     (e) The monthly unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of May 26, 1996, the related consolidated statements of earnings, capital accounts, and cash flows of the Borrower for the month then ended and the consolidated balance sheet and related consolidated statements of earnings, capital accounts and cash flows for the period commencing the first day of the fiscal year and ending on the last day of such month which have been furnished to the Bank, fairly present the financial condition of the Borrower and its Subsidiaries as at such date and the results of the operations of the Borrower and its Subsidiaries for the periods ended on such date, all in accordance with GAAP applied on a consistent basis, and since May 26, 1996, there has been no material adverse change in such condition or operations.

     (f) The Borrower has performed and complied with all agreements and conditions contained in the Agreement required to be performed or complied with by the Borrower prior to or at the time of delivery of this Amendment.

     (g) After giving effect to this Amendment, no Default or Event of Default exists and all of the representations and warranties contained in the Agreement and all instruments and documents executed pursuant thereto or contemplated thereby are true and correct in all material respects on and as of this date.

     (h) Nothing in this Section 4 of this Amendment is intended to amend any of the representations or warranties contained in the Agreement or of the Loan Documents to which the Borrower or any of the Subsidiaries is a party.

     SECTION  5.  Reference  to  and  Effect  on  the  Agreement.

     (a) Upon the effectiveness of Sections 1 and 2 hereof, on and after the date hereof, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import, shall mean and be a reference to the Agreement as amended hereby.

     (b) Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     SECTION 6. No Waiver. Except as specifically amended hereby, the Borrower agrees that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by the Bank and any such Default or Event or Default heretofore arising and currently continuing shall continue after the execution and delivery hereof.

     SECTION 7. Cost, Expenses and Taxes. The Borrower agrees to pay on demand all reasonable costs and expenses of the Bank in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including reasonable attorneys' fees and out-of-pocket expenses of the Bank. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

     SECTION 8. Extent of Amendments. Except as otherwise expressly provided herein, the Agreement and the other Loan Documents are not amended, modified or affected by this Amendment. The Borrower ratifies and confirms that (i) except as expressly amended hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Agreement remain in full force and effect, (ii) each of the other Loan Documents are and remain in full force and effect in accordance with their respective terms, and (iii) the Collateral is unimpaired by this Amendment.

     SECTION 9. Grant and Affirmation of Security Interest. The Borrower hereby confirms and agrees that any and all liens, security interests and other security or Collateral now or hereafter held by the Bank as security for payment and performance of the Obligations hereby are renewed and carried forth to secure payment and performance of all of the Obligations. The Loan Documents are and remain legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms.

     SECTION 10. Guaranties. Each of the Guarantors hereby consents to and accepts the terms and conditions of this Amendment, agrees to be bound by the terms and conditions hereof and ratifies and confirms that its continuing Guaranty Agreement, executed and delivered to the Bank as of December 1, 1994, guaranteeing payment of the Obligations, is and remains in full force and effect and secures payment of, among other things, the Note as renewed, rearranged and extended hereby.

     SECTION 11. Execution and Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of the signature page of this Amendment by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment.

     SECTION  12.  Governing  Law.    This  Amendment shall be governed by and
construed  in  accordance  with  the  laws  of  the  State  of  Texas.

     SECTION  13.  Headings.   Section headings in this Amendment are included
herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

     SECTION 14. Arbitration Program. The parties agree to be bound by the terms and provisions of the current Arbitration Program of First Interstate Bank of Texas, N.A., which is incorporated by reference herein and is acknowledged as received by the parties pursuant to which any and all disputes arising hereunder, under the Agreement, under any of the other Loan Documents, or under any of the documents and instruments contemplated thereby, or pertaining hereto or thereto, shall be resolved by mandatory binding arbitration upon the request of any party.

     SECTION 15. NO ORAL AGREEMENTS. THE AGREEMENT (AS AMENDED BY THIS AMENDMENT) AND THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE  ARE  NO  UNWRITTEN  ORAL  AGREEMENTS  BETWEEN  THE  PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

BORROWER:

PIZZA  INN,  INC.

By:______________________________
     Name:
     Title:

BANK:

WELLS  FARGO  BANK  (TEXAS),  NATIONAL  ASSOCIATION

By:______________________________
     Name:
     Title:

CONSENTED  AND  AGREED  TO  AS  OF  THIS  28TH  DAY  OF  JUNE,  1996:

BARKO  REALTY,  INC.

By:___________________________
     Name:
     Title:

R-CHECK,  INC.

By:____________________________
     Name:
     Title:

PIZZA  INN  OF  DELAWARE,  INC.

By:____________________________
     Name:
     Title: